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                                                                    EXHIBIT 23.2

        [Moffatt, Thomas, Barrett, Rock & Fields, Chartered Letterhead]

March 12, 1999

Netivation.com, Inc.
7950 Meadowlark Way
Coeur d'Alene, Idaho 83815

Gentlemen:

   We refer to the Registration Statement on Form SB-2 of Netivation.com, Inc. (the "Company") proposed to be filed with the Securities and Exchange Commission for the registration of the Company's Common Stock and to the related Prospectus. We hereby consent to the reference to our firm in such Prospectus under the heading "Legal Matters."

Very truly yours,

/s/ Moffatt, Thomas, Barrett, Rock & Fields, Chartered